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                          LINCOLN NATIONAL CORPORATION

                   EXHIBIT 23 - CONSENT OF ERNST & YOUNG LLP,
                              INDEPENDENT AUDITORS



CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration
Statements on Forms S-3 and S-8 (Securities and Exchange Commission Registration Numbers 33-51415, 33-51721, 33-58113, 33-52667, 33-59785,
33-4711, 33-13445, 33-62315, 333-04133, 2-77594, and 2-77599) of
Lincoln National Corporation and in the related Prospectuses of our report dated February 6, 1997, with respect to the consolidated financial statements and schedules of Lincoln National Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1996.




                                 ERNST & YOUNG LLP



Fort Wayne, Indiana
March 11, 1997